Exhibit 5.1

Opinion of Wyrick Robbins Yates & Ponton LLP

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

August 9, 2011

Board of Directors
WebMediaBrands Inc.
50 Washington Street, Suite 912
Norwalk, Connecticut 06854

Ladies and Gentlemen:

We have acted as counsel to WebMediaBrands Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to (a) up to 4,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued by the Company, from time to time, under the Registration Statement (the “Primary Offered Securities”) and (b) 3,882,255 shares of Common Stock to be offered and sold from time to time by the selling stockholders named in the prospectus that forms part of the Registration Statement (the “Secondary Offered Securities,” and together with the Primary Offered Securities, the “Offered Securities”).  The Offered Securities may be issued and sold by the Company or the selling stockholders from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1.  With respect to any offering of the Primary Offered Securities by the Company pursuant to the Registration Statement, when (a) the Registration Statement has become effective under the Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Primary Offered Securities at a specified price or pursuant to a specified pricing mechanism, (c) if the Primary Offered Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Primary Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of the Primary Offered Securities have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Primary Offered Securities have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of the Primary Offered Securities will be duly authorized, validly issued, fully paid and non-assessable.

2.  The Secondary Offered Securities are duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours, /s/ WYRICK ROBBINS YATES & PONTON LLP